UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 08, 2023

RxSight, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-40690	94-3268801
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 Columbia
Aliso Viejo, California		92656
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 949 521-7830

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	RXST	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 2.02 Results of Operations and Financial Condition.

On January 8, 2023, RxSight, Inc. (the “Company”) issued a press release announcing certain preliminary unaudited fourth quarter and full-year 2022 financial and operational results. A copy of the press release is furnished herewith as Exhibit 99.1.

In accordance with General Instruction B.2 of Form 8-K, the information furnished in this Current Report on Form 8-K under Item 2.02 and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or in any filing under the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01 Other Events.

On January 8, 2023, the Company reported the following preliminary unaudited fourth quarter and full year 2022 financial and operational results:

•
Preliminary unaudited fourth quarter 2022 revenue is expected to be approximately $16.1 million, representing growth of approximately 91% compared to the prior year period, driven by:
o
The sale of 57 Light Delivery Devices (LDD™s), expanding the installed base to 400 LDDs as of December 31, 2022; and
o
The sale of 9,123 Light Adjustable Lenses (LAL®s).
•
Preliminary unaudited revenue for 2022 is expected to be approximately $49.0 million, representing growth of approximately 117% compared to the prior year, driven by:
o
The sale of 195 LDDs; and
o
The sale of 25,284 LALs.

Preliminary unaudited cash, cash equivalents and short-term investments as of December 31, 2022, is expected to be $105.8 million, which includes $6.0 million in net proceeds from sales of shares of the Company’s common stock sold through the Company’s “at-the-market” offering during the fourth quarter of 2022.

The foregoing financial and operational results are preliminary estimates. The Company is in the process of finalizing its financial statements for the year ended December 31, 2022, and its actual results remain subject to completion of those financial statements and their audit by the Company’s independent registered public accounting firm. These preliminary estimates are based on information currently available to management, and certain related assumptions, and are not a comprehensive statement of our financial or operational results for the quarter or year ended December 31, 2022. The Company’s actual, reported results of operations could differ materially from these estimates based on completion of its year end closing procedures, final adjustments and developments that may arise prior to completion of its annual financial statements, and adjustments arising from the audit by the Company’s independent registered public accounting firm. You should carefully review our audited, consolidated financial statements for the year ended December 31, 2022, when they become available. Audited full-year 2022 and unaudited fourth quarter 2022 financial results are anticipated to be announced in early March 2023.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. All statements contained in this Current Report on Form 8-K that do not relate to matters of historical fact should be considered forward-looking statements, including, without limitation, statements concerning our preliminary unaudited fourth quarter and full-year 2022 financial and operational results and the anticipated timing for announcement of our unaudited fourth quarter and audited full-year 2022 financial results. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. Investors should review the risks and uncertainties contained in our filings with the Securities and Exchange Commission (“SEC”), including our Quarterly Report on Form 10-Q for the quarter ended September 30, 2022, filed with the SEC on November 7, 2022, as well as other risks set forth in our other filings with the SEC. We caution you that the forward-looking information presented in this Current Report on Form 8-K is not a guarantee of future events, and that actual events may differ materially from those described in or suggested by the forward-looking information contained in this Current Report on Form 8-K. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other similar terminology. Any forward-looking information presented herein is made only as of the date of this Current Report on Form 8-K, and we do not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Item 9.01 Financial Statements and Exhibits.

Exhibit number	Description
99.1	Press Release dated January 8, 2023.
104	Cover Page Interactive Data File (embedded within the inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RxSight, Inc.

Date:	January 9, 2023	By:	/s/ Shelley Thunen
Name: Shelley Thunen Title: Chief Financial Officer